                                                                     Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


                          ARTESYN TECHNOLOGIES, INC.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK



No. CS-1                                                        January 15, 2002


          THIS CERTIFIES THAT, for value received, Finestar International Limited, a British Virgin Islands corporation (and each person to whom this Warrant is validly transferred in accordance with the terms hereof, the "Holder"), is entitled, under the terms and conditions hereof, to purchase from Artesyn Technologies, Inc, a Florida corporation (the "Company"), 1,550,000 shares of the Company's Common Stock (subject to adjustment as provided herein) (the "Common Stock"), in accordance with the terms hereof, at a price of $11.50 per share (subject to adjustment as provided herein, the "Exercise Price"), except as otherwise provided herein, upon surrender of this Warrant to the Company. Upon delivery of this Warrant, together with payment of the Exercise Price multiplied by the total number of shares of Common Stock thereby purchased, at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the Holder (the "Designated Office"), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The date on which the Company has received (i) this Warrant and (ii) payment for the shares of Common Stock, in accordance with the terms hereof, shall be referred to herein as the "Exercise Date."

          This Warrant is subject to the following terms and conditions:

     1.   Exercise of Warrant.

          1.1  Term. This Warrant is exercisable, in whole or in part, at any
               ----
time and from time to time after January 15, 2002 (the "Original Issue Date") until 5:00 p.m. (Pacific Time) on January 15, 2007 (the "Termination Date").

          1.2  Method of Exercise. While this Warrant remains outstanding and
               ------------------
exercisable in accordance with Section 1.1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

               (a) the surrender of the Warrant, together with a duly executed copy of the form subscription attached hereto, to the Secretary of the Company at the Designated Office; and

               (b) subject to Section 1.3 below, the payment to the Company by wire transfer or check acceptable to the Company of the aggregate Exercise Price for the number of shares of Common Stock to be purchased.

          1.3  Net Exercise.  In lieu of exercising this Warrant in the manner
               -------------
provided above in Section 1.2, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y(A-B)
                                      ------
                                       A

          X =  The number of shares of Common Stock to be issued to Holder.

          Y = The number of shares of Common Stock purchasable under this Warrant (on the date of exercise), or, if this Warrant is exercised in part, the number of shares for which this Warrant is then being exercised.

          A = The Current Market Value of one share of the Common Stock purchasable under this Warrant (on the date of exercise).

          B =  The Exercise Price (in effect on the date of exercise).

          The "Current Market Value" of the Common Stock shall equal:

               (a) if traded on a securities exchange or the Nasdaq National Market, the current market value shall be deemed to be the average closing price of the securities on such exchange for the 5 trading day period ending 5 days prior to the date this Warrant is surrendered for exchange, or

               (b) if actively traded over-the-counter, the current market value shall be deemed to be the average closing bid or sale price (whichever is applicable) for the 5 trading day period ending 5 days prior to the date this Warrant is surrendered for exchange;

               (c) the actual purchase price of shares of Common Stock if exchanged in connection with a sale of the Company; or

          (d) if the foregoing clauses (a)-(c) is not applicable, the value determined in good faith by the Board of Directors of the Company.

     1.4  Automatic Exercise. To the extent this Warrant is not previously
          ------------------
exercised in its entirety, and if the Current Market Value of one share of the Company's Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 1.3 above (even if not surrendered) immediately before its expiration on the Termination Date. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1.4, the Company agrees to promptly notify the Holder hereof of the number of shares of Common Stock, if any, the Holder hereof is to receive by reason of such automatic exercise.

     1.5  Certificates for Shares.  The Company shall, within 20 days after the
          ------------------------
Exercise Date, deliver a certificate for the shares of Common Stock purchased in the name of the Holder, or as the Holder may direct (subject to the restrictions upon transfer contained herein and upon payment by the Holder of any applicable transfer taxes). In case the Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company shall execute a new Warrant in the form of this Warrant for the balance of such shares and promptly deliver such new Warrant to the Holder. The Company shall pay any and all issue and other taxes (other than income taxes and transfer taxes) that may be payable in respect of any issue or delivery of shares of Common Stock upon exercise of this Warrant. Notwithstanding any other provision of this Warrant, the Company shall, if the Holder so elects, deliver the Common Stock issuable upon exercise of this Warrant to any third party designated by the Holder.

     1.6  Transfer of Warrant.
          -------------------

          (a) The Holder of this Warrant may transfer this Warrant, in whole or in part, from time to time and at any time after the Original Issue Date, to any affiliate (or affiliate(s) thereof, direct or indirect) of the initial Holder, or to any affiliate(s), direct or indirect, of such transferee(s), pursuant to the terms of paragraph (c) below.

          (b) In addition to the rights set forth in paragraph (a) above, at any time on or after the first anniversary of the Original Issue Date, the Holder of this Warrant may transfer this Warrant, in whole or in part (in an amount exercisable for not less than 250,000 shares of Common Stock) pursuant to the terms of paragraph (c) below.

          (c) This Warrant may be transferred pursuant to paragraph (a) or (b) above upon surrender of this Warrant for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, whereupon the transfer will be registered on the register maintained by the Company, and thereupon one or more new Warrants, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Warrant for registration of transfer, the Company and any agent of the Company may treat the Holder in whose name this Warrant is registered as the owner thereof for all purposes, and neither the Company nor any such agent shall be affected by notice to the contrary.

          1.7  Restrictions on Issuance upon Exercise.
               --------------------------------------

               (a) Notwithstanding anything to the contrary stated herein, if an event occurs or circumstances exist that, assuming issuance of the full number of shares of Common Stock issuable upon exercise of the Warrant (in whole or in part) in accordance with Section 1.2 or 1.3 hereunder, as the case may be, would result in a violation of Nasdaq Marketplace Rule 4350 (or any similar applicable rule), then upon exercise of the Warrant (in whole or in part), the Company shall:

                    (i) promptly issue the maximum number of shares of Common Stock allowable without resulting in such violation;

                    (ii) promptly take all action necessary in accordance with applicable law and the Company's certificate of incorporation and bylaws to hold and convene a meeting of the Company's shareholders (but not later than 45 days after the date of exercise of the Warrant) and the Company and its Board of Directors shall not postpone or adjourn such meeting, and the Company and its Board of Directors shall take all other actions necessary or advisable, to secure the vote or consent of the shareholders to approve the issuance in full of the shares of Common Stock issuable upon exercise of the Warrant;

                    (iii) if necessary shareholder approval or consent has been received, promptly issue the remaining shares issuable upon exercise of the Warrant (the "NASD Excess Shares"); and

                    (iv) if necessary shareholder approval or consent has not been received and the meeting described in subparagraph (ii) above has been convened, promptly pay to the Holder in cash the amount equal to (A) the NASD Excess Shares multiplied by (B) the Current Market Price per share of Common Stock on the date of the exercise of the Warrant, such amount less any unpaid aggregate Exercise Price.

               (b) Notwithstanding anything to the contrary contained herein, if issuance of the full number of shares of Common Stock issuable upon exercise of the Warrant (in whole or in part) in accordance with Section 1.2 or 1.3 hereunder, as the case may be, would require the Company and the Holder to each make an HSR Filing and file related material with the FTC and DOJ under the HSR Act (as those terms are defined in the convertible note executed and delivered by the Company and dated as of the date hereof (the "Note")), the Company shall, upon exercise of the Warrant:

                    (i) promptly issue the maximum number of shares of Common Stock allowable without making such HSR Filing as represented by a stock certificate or certificates bearing a customary legend with respect to the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) promptly issue the remainder of the shares issuable upon such exercise of the Warrant (the "HSR Excess Shares") as represented by a stock certificate or certificates bearing both a customary Securities Act legend and the following legend (the "Non-Voting Legend"):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT ENTITLED TO VOTE IN ELECTIONS FOR DIRECTORS OF ARTESYN TECHNOLOGIES, INC."

                    (iii) promptly cooperate with the Holder in good faith to submit such HSR Filing; provided, however, that the Company shall not seek early
                        --------  -------
termination of any waiting period under the HSR Act without the prior written consent of the Holder; provided, further, that if the Holder so requests, the
                       --------  -------
Company and the Holder shall each use all reasonable efforts to obtain early termination of such waiting period, and shall in any case promptly supply the other with any information which may be required in order to effectuate such filings and supply any additional information which may be reasonably required by the FTC or DOJ; and

                    (iv) remove the Non-Voting Legend from stock certificates representing such number of HSR Excess Shares as the Holder may request from time to time (including with respect to transfers other than to a member of the Purchaser Group (as that term is defined in the Securities Purchase Agreement dated as of January 14, 2002, by and between the Holder and the Company); provided, however, that the removal of the Non-Voting Legend from such stock
--------  -------
certificates representing HSR Excess Shares would not require the Company and the Holder to each make an HSR Filing.

               (c) The Holder acknowledges and agrees that shares represented by stock certificates bearing the Non-Voting Legend shall not be entitled to vote in elections for directors of the Company.

     2. Certain Adjustments.

          2.1  Adjustment for Issuances of Additional Shares.
               ---------------------------------------------

               (a) In the event that the Company shall issue, from time to time, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.1(c)) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue:

                    (i) after the Original Issue Date and on or before June 15, 2002, then and in such event, the Exercise Price in effect on the date of and immediately prior to such issue shall be decreased, concurrently with such issue, to a price equal to (A) the aggregate consideration received by the Company for the Additional Shares of Common Stock, divided by (B) the total number of Additional Shares of Common Stock; or

                    (ii) after June 15, 2002, then and in such event, the Exercise Price in effect on the date of and immediately prior to such issue shall be decreased, concurrently with such issue, by multiplying such Exercise Price by a fraction:

                    A. the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, and

                    B. the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of Additional Shares of Common Stock so issued.

          (b)  Special Definitions. For purposes of this Section 2.1, the
               -------------------
following definitions apply:

               (i)  "Additional Shares of Common Stock" shall mean all shares of
                     ---------------------------------
Common Stock issued (or, pursuant to Section 2.1(c), deemed to be issued) by the Company after the Original Issue Date, other than:

                    A. this Warrant or a new Warrant or Warrants issued in replacement thereof, or shares of Common Stock issued or issuable upon exercise thereof; B. the Note, or a new Note or Notes issued in replacement thereof, or shares of Common Stock issued or issuable upon exercise thereof;

                    C. shares of Common Stock issued or issuable upon exercise of Options (net of repurchases, expirations, cancellations and terminations) (and including options outstanding as of the Original Issue Date) and any additional shares pursuant to stock option or stock purchase agreements approved by a majority of the Board of Directors or any committee thereof, in all cases issued to officers, directors or employees of, or consultants to, the Company under stock option or stock purchase plans that have been approved by the shareholders of the Company;

                    D. shares of Common Stock issued or issuable upon conversion or exercise of convertible or exercisable securities in existence on the date hereof that have not yet been converted or exercised as of the date hereof;

                    E. shares of Common Stock for which adjustment to the Exercise Price is made pursuant to Sections 2.2 to 2.6;

                    F. the grant, sale or issuance of Options, Convertible Securities and or Common Stock pursuant to the Amended and Restated Rights Agreement between the Company and Bank of New York dated as of November 21, 1998;

                    G. the issuance of shares of Common Stock (or Options) or Convertible Securities in connection with acquisitions and commercial relationships (provided, however, that a purpose of any such transaction is not capital raising);

                    H. the issuance of shares of Common Stock in satisfaction of any earn-out or contingent payment obligation of the Company arising out of acquisitions consummated before the Original Issue Date (or Options issued in consideration for any forbearance thereof); and

                    I. the issuance of shares of capital stock to the Holder or any affiliate thereof in connection with any strategic relationship, joint venture, merger, consolidation or acquisition (provided, however, that a purpose of any such transaction is not capital raising).

            (ii)    "Convertible Securities" shall mean any evidences of
                     ----------------------
indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

            (iii)   "Options" shall mean rights, options, or warrants to
                     -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

      (c)  Deemed Issue of Additional Shares of Common Stock. In the event the
           -------------------------------------------------
Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities (to the extent not excluded from the definition of Additional Shares of Common Stock), then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

            (i) no further adjustments in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

            (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Exercise Price shall affect Common Stock previously issued upon exercise of this Warrant, in whole or in part, as the case may be);

            (iii) upon the expiration or termination of any such Options or any conversion or exchange rights related to such Convertible Securities, the Exercise Price, to the extent in any way affected by or computed using such Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options or Convertible Securities which remain in effect) actually issued upon the exercise of such Options or rights related to such Convertible Securities; and

               (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (A) the Exercise Price on the original adjustment date, or
(B) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         (d)  Determination of Consideration. For purposes of this Section 2.1,
              ------------------------------
the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)   Cash and Property: Such consideration shall:
                     -----------------

                     A. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company;

                     B. insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                     C. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (ii)  Options and Convertible Securities. The consideration per
                     ----------------------------------
share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.1(c), relating to Options and Convertible Securities, shall be determined by dividing:

                     A. the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                     B. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          2.2  Adjustment to Exercise Price for Subdivisions or Combinations of
               ----------------------------------------------------------------
Common Stock. In case outstanding Common Stock shall be subdivided (by a stock
------------
split, stock dividend, recapitalization or otherwise) into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Stock shall each be combined (by reverse stock split, recapitalization or otherwise) into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          2.3  Adjustment to Exercise Price for Distributions of Property. In
               ----------------------------------------------------------
case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any dividend or distribution paid exclusively in cash, (ii) any dividend or distribution of Additional Shares of Common Stock referred to in Section 2.1, (iii) any stock dividend to which Section 2.2 applies, and (iv) any merger or consolidation to which Section 2.14 applies), the Exercise Price shall be adjusted so that the same shall equal the rate determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive the dividend or distribution (a "Determination Date") for such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of Common Stock on such Determination Date less the then current market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and (B) the denominator shall be the Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the current market value of any distribution for purposes of this Section 2.3 by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share.

          2.4  Adjustment to Exercise Price for Distributions of Cash. In case
               ------------------------------------------------------
the Company shall, by dividend or otherwise, make a distribution of cash to all holders of Common Stock other than pursuant to Section 2.3 or 2.14 (a "Cash Distribution"), then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Exercise Price shall be adjusted so that the same shall equal the rate determined by multiplying the Exercise Price in effect immediately prior to the close of business on such Determination Date by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on such Determination Date less an amount equal to the quotient of (A) the amount of such Cash Distribution divided by (B) the number of shares of Common Stock outstanding on such Determination Date and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such Determination Date.

          2.5  Adjustment to Exercise Price for Excess Purchase Payment. In case
               ---------------------------------------------------------
the Company or any subsidiary shall make an Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Exercise Price shall be adjusted so that the same shall equal the rate determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of Common Stock on such Determination Date less an amount equal to the quotient of (A) the Excess Purchase Payment divided by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all Common Stock validly tendered and not withdrawn as of the Determination Date and (ii) the denominator of which shall be equal to the Current Market Price per share of Common Stock as of such Determination Date. For purposes of this Section 2.5, "Excess Purchase Payment" means the product of (A) the excess, if any, of (i) the amount of cash plus the current market value (as determined in good faith by the Company's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock over (ii) the Current Market Price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares of Common Stock validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

          2.6  Adjustment to Exercise Price for Reclassification of Common
               -----------------------------------------------------------
Stock. The partial reclassification of Common Stock into securities other than
-----
Common Stock (other than any reclassification upon a consolidation or merger to which Section 2.14 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination
Date), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 2.2).

          2.7  No Adjustments and Rounding. No adjustment in the Exercise Price
               ----------------------------
shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 2.7) would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this Section 2.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made to the nearest cent.

          2.8  Adjustment for Tax Treatment. The Company may make such decreases
               -----------------------------
term, in addition to those required by Section 2 as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

          2.9  Certificate of Exercise Price Adjustment. Whenever the Exercise
               -----------------------------------------
Price is adjusted as provided in Section 2, the Company shall compute the adjusted Exercise Price in accordance with Section 2 and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Warrant. As a condition to the effectiveness of any such adjustment, the Company may require the Holder to pay, in cash, the amount of legally applicable withholding tax, if any, which may be due as a result of such adjustment.

          2.10 Notice of Events.  In case:
               -----------------

               (a) the Company shall declare a dividend or other distribution on its Common cash in an amount that would require any adjustment pursuant to this Section 2; or

               (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

               (e) the Company or any subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer); or

               (f) any other transaction as a result of which the Company's Common Stock would not be listed on the Nasdaq National Market or any other national securities exchange,

then the Company shall cause to be delivered to the holder of this Warrant, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, expiration and effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (2) the date on which the right to make tenders under such tender offer expires and (3) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in paragraphs (a) through (e) of this Section 2.10.

          2.11  Stock Fully Paid; Reservation of Common Stock.  All shares of
                ----------------------------------------------
Common Stock which may be issued upon the exercise of this Warrant shall, upon issuance, be fully paid and non-assessable. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the exercise of the Warrant, the full number of shares of Common Stock then issuable upon the exercise of this Warrant.

          2.12  Taxes.  The Company will pay any and all taxes and duties that
                ------
may be payable in respect of the issue or delivery of Common Stock on exercise of the Warrant, subject to receipt of amounts from the Holder in respect of legally applicable withholding taxes, if any, and except for taxes based on income or gain of such Holder. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Warrant (or a third party as may be designated by the holder), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

          2.13  Due Authorization and Valid Issuance.  The Company agrees that
                ------------------------------------
all Common Stock which may be delivered upon exercise of the Warrant, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2.12, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          2.14  Consolidation, Merger, Etc.  In case of any consolidation of the
                --------------------------
Company with any other person, any merger of the Company into another person or of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be (except if such transaction involves a sale of all or substantially all of the assets of the Company solely for cash, and the Holder has received as of the effective date of such transaction the full amount of consideration due to a holder of the number of shares of Common Stock issuable upon exercise of this Warrant, assuming such exercise in full prior to the applicable effective date), shall execute and deliver to the holder of this Warrant a supplemental agreement providing that such holder have the right thereafter, during the period this Warrant shall be exercisable as specified in Section 1.1, to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company for which this Warrant might have been exercised immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent person"), or an affiliate of a Constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the
                                            ------------------
purpose of this Section 2.14 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments to the Exercise Price provided for in this Section 2. The above provisions of this Section 2.14 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock. If this Section 2.14 applies to any event or occurrence, then the provisions of Sections 2.1 to 2.8 shall not apply.

          2.15 Registration and Listing.  The Company (a) will use its best
               ------------------------
efforts to effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the Common Stock issuable upon exercise of this Warrant to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under the Securities Act) and qualified or listed as contemplated by clause (a) (it being understood that the Company shall not be required to register the Common Stock issuable on exercise hereof under the Securities Act except pursuant to the Registration Rights Agreement dated as of the date hereof between the Company and the initial holder of this Warrant); and (b) will use its best efforts to list the Common Stock required to be issued and delivered upon exercise of this Warrant, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

     3.  MISCELLANEOUS.

          3.1  Successors and Assigns.  The terms of this Warrant shall be
               ----------------------
binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Common Stock issued or issuable upon the exercise hereof, and all of the obligations of the Company relating to the Common Stock issuable upon exercise of this Warrant shall survive the exercise of this Warrant.

          3.2  Holder Not Deemed a Stockholder.  No Holder, as such, shall be
               -------------------------------
entitled to vote or receive dividend (except as expressly set forth herein) or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

          3.3  No Fractional Shares.  No fractional share shall be issued upon
               --------------------
exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, make a cash payment therefor on the basis of the Exercise Price.

          3.4  Replacement Warrant.  Upon receipt of evidence reasonably
               -------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like data and terms.

          3.5  Saturdays, Sunday and Holidays.  If the last or appointed day for
               ------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

          3.6  Governing Law.  This Warrant shall be governed by the internal
               -------------
laws of the State of New York applicable to contracts entered into and to be performed wholly within such State.

          3.7  Receipt as Acceptance.  Receipt of this Warrant by the Holder
               ---------------------
shall constitute acceptance of and agreement to the foregoing terms and conditions.

          3.8  Amendment and Waiver.  Any term of this Warrant may be amended
               --------------------
and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

          3.9  Notice.  Unless otherwise provided, any notice required or
               ------
permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, two (2) business days after it is transmitted by facsimile or deposit with an overnight courier service or five (5) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                      ARTESYN TECHNOLOGIES, INC.



                                      By:____________________________

                                          Name:______________________

                                          Title:_____________________

                    Signature Page To warrant

                                 SUBSCRIPTION
                                 ------------

                          Artesyn Technologies, Inc.
                        Attention:  Corporate Secretary


          1. The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock issued by Artesyn Technologies, Inc. and held by the undersigned, shares of Common Stock of Artesyn Technologies, Inc. Payment of the Exercise Price per share required under such Warrant accompanies this Subscription.

          1. The undersigned hereby elects to receive shares of Common Stock equal to the value of this Warrant in the manner specified in Section 1.3 of the Warrant.

[STRIKE PARAGRAPH ABOVE THAT DOES NOT APPLY]

          2. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


                                 WARRANTHOLDER:


                                 By:

                                 Address:__________________

                                 __________________________


                                 Date:_____________________


                                 Name in which shares should be registered:


                                 __________________________